[LOGO] integrated information systems(TM)     1480 South Hohokam Drive
                                              Tempe, AZ 85281
                                              480-317-8000
                                              480-317-8997 -- Investor Relations
                                              480-317-8010 -- Fax
                                              www.iis.com

FOR IMMEDIATE RELEASE

           IIS Announces Net Income of $0.9 Million for Third Quarter

Tempe, AZ (November 14, 2002) - Integrated Information Systems, Inc. ("IIS") (Nasdaq: IISXC), a leading provider of secure integrated information solutions, today reported a return to profitability for the third quarter ended September 30, 2002. The third quarter of 2002 marked the Company's first profitable quarter since the third quarter of 1999.

Net income for the quarter was $913,000 or $0.06 per share, compared to a net loss of $(8.8) million or ($0.52) per share for its third quarter ended September 30, 2001. Revenue for the quarter was $4.5 million, compared to revenue of $6.2 million for the third quarter of 2001.

"Growth in higher margin offerings combined with the discontinuance of low margin operations have resulted in strong improvements in operating results," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "In accordance with our business plan, we will continue to focus on growing the high margin portion of our business, maintaining streamlined operations, and improving our balance sheet, therefore, enhancing our bottom line. Our financial restructuring effort, completed in October has resulted in gains in the third quarter of $2.8 million and will produce gains in the fourth quarter of approximately $2.5 million, further improving our balance sheet and significantly reducing going-forward obligations, enhancing our ability to grow the business profitably."

Recent Highlights

Operational Performance

o Appointed Randy Eckel as Chief Operating Officer, an experienced executive and technology entrepreneur.
o Rolled out Secure Information Systems service offering, focused on optimizing, extending and enhancing secure information systems across the value chain.
o Experienced revenue growth in core competencies including Secure Information Systems offerings.
o Implemented an incentive compensation plan that protects gross margin and rewards billable professionals for adding greater client value.
o    General and administrative expenses decreased 72.2 percent from Q3 2001.
o    Gross margins increased to 28 percent in Q3 2002 from 5 percent in Q3 2001.

Balance Sheet Management

o Efforts in the quarter led to a settlement of $23 million in past and future obligations significantly reducing our go forward expense structure and balance sheet liabilities without dilution to existing stock and option holders.
o Pro forma balance sheet reflects $2.7 million in stockholder's equity as of September 30, 2002 based on comprehensive financial restructuring previously announced on October 16, 2002.

Guidance

o Management expects to close three to four additional acquisitions in Q4 2002 and Q1 2003.
o Management expects continued increase in gross margin percent in Q4 2002 and Q1 2003.
o Management expects positive net income in Q4 2002 and Q1 2003 based on continued operational improvements and gains from asset management.

"We have relentlessly pursued our turnaround plan," Mr. Garvey continued. "We have continued aggregating the Microsoft partner channel to become the top national Microsoft-focused IT services firm. We have overcome the debt we acquired in the high growth times of the late nineties. Our team has remained persistent in executing on our core values to create successes for our clients. Through these efforts we have successfully repositioned the organization as a much stronger player in the IT services industry. We've turned a corner in this challenging market and we look forward to continued successes in the quarters to come."

                                    - more -

IIS Reports Results for Third Quarter 2002
November 14, 2002
Page 2

About IIS

Integrated Information Systems(TM) is a leading provider of secure integrated information solutions. IIS specializes in securely optimizing, enhancing and extending information applications and networks to serve employees, partners, customers and suppliers. Founded in 1988, IIS employs more than 200 professionals, with offices in Boston; Denver; Madison; Milwaukee; Phoenix; Portland, Oregon and Bangalore, India. Integrated Information Systems' common stock is traded on The Nasdaq SmallCap Market under IISXC.

For more information on Integrated Information Systems, please visit our web site: www.iis.com.

Cautionary Statement

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "estimate," "should," and similar expressions identify forward-looking statements. Forward-looking statements in this press release include statements concerning the company's ability to grow revenues, limit expenditures, increase margins, improve utilization of billable professionals, survive current market conditions and achieve profitability in future periods. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those indicated by such forward-looking statements and cause the company's stock price to decline. Such factors include, without limitation, the ability to obtain financing, comply with all requirements for continued listing on The Nasdaq SmallCap Market, renegotiate, settle or enter into new facilities leases on favorable terms, the expected impact of, and the ability of the company to execute, its business plan and the introduction of new national service offerings, lower demand for the company's services, downward pricing pressure, the inability of customers to pay their invoices when due, the incurrence of unexpected costs, unfavorable outcome of litigation, expenses and liabilities incurred by IIS in recent and future transactions acquisitions of like-minded peer consulting practices, including debt service and the ability of the company to stay at the forefront of technological changes. Other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/01 and its Form 10-Q for the period ended 9/30/02, as well as future economic and other conditions both generally and in our specific geographic and vertical services markets, could negatively impact its results of operations and financial condition and cause actual results to vary from those expressed by the forward-looking statements in this press release.

                                      # # #

Contacts:

Jim Garvey
Chairman, Chief Executive Officer and President
Integrated Information Systems, Inc.
(480) 317-8997

IIS Reports Results for Third Quarter 2002
November 14, 2002
Page 3

               INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                                      September 30,    December 31,
                                                                          2002             2001
                                                                      -------------    ------------
ASSETS                                                                 (Unaudited)
Current assets:
  Cash and cash equivalents .......................................     $    580         $  5,235
  Restricted cash .................................................          417            1,125
  Accounts receivable, net of allowance of $957 and $6,830,
       at September 30, 2002 and December 31, 2001, respectively ..        3,054            4,688
  Unbilled revenues on contracts ..................................           40              174
  Prepaid expenses and other current assets .......................          295              550
                                                                        --------         --------
           Total current assets ...................................        4,386           11,772
Property and equipment, net .......................................        4,018            8,018
Goodwill ..........................................................        4,745            3,187
Other assets ......................................................          909            1,402
                                                                        --------         --------
                                                                        $ 14,058         $ 24,379
                                                                        ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses ...........................     $  6,975         $  7,476
  Current installments of capital lease obligations ...............        1,700            3,253
  Deferred revenues on contracts ..................................          290              750
                                                                        --------         --------
           Total current liabilities ..............................        8,965           11,479

Note payable to bank ..............................................        4,666               --
Other non-current liabilities .....................................          267               --
Capital lease obligations, less current installments ..............          378              902
                                                                        --------         --------
           Total liabilities ......................................       14,276           12,381

Commitments and contingencies Stockholders' equity (deficit):
   Common stock, $.001 par value, authorized 100,000,000
       shares; issued and outstanding 16,550,688
       shares at September 30, 2002 and December 31, 2001 .........           16               16
    Additional paid-in capital ....................................       94,154           94,154
    Accumulated deficit ...........................................      (89,077)         (76,836)
    Accumulated other comprehensive loss ..........................          (29)             (54)
                                                                        --------         --------
                                                                           5,064           17,280
    Treasury stock, at cost, 4,951,800 shares at September 30, 2002
       and December 31, 2001 ......................................       (5,282)          (5,282)
                                                                        --------         --------
           Total stockholders' equity (deficit) ...................         (218)          11,998
                                                                        --------         --------

                                                                        $ 14,058         $ 24,379
                                                                        ========         ========

IIS Reports Results for Third Quarter 2002
November 14, 2002
Page 4

               INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                  Three Months Ended           Nine Months Ended
                                                     September 30,               September 30,
                                                  2002          2001          2002          2001
                                                --------      --------      --------      --------
                                                     (Unaudited)                  (Unaudited)
Revenues ..................................     $  4,491      $  6,248      $ 19,887      $ 25,454
Cost of revenues ..........................        3,208         5,890        14,849        23,964
Other charges .............................           --            --            --         2,162
                                                --------      --------      --------      --------
       Gross profit (loss) ................        1,283           358         5,038          (672)
                                                --------      --------      --------      --------
Operating Expenses
     Selling and marketing ................          912         1,408         2,682         4,343
     General and administrative ...........        2,200         7,881        11,092        23,538
     Asset impairment and
     restructuring charges ................       (2,773)           47           111         9,191
                                                --------      --------      --------      --------
       Total operating expenses ...........          339         9,336        13,885        37,072
                                                --------      --------      --------      --------
       Income (Loss) from operations ......          944        (8,978)       (8,847)      (37,744)
Interest income (expense), net ............          (31)          207          (207)          801
                                                --------      --------      --------      --------
       Income (Loss) before income
         taxes and  cumulative  effect of a
         change in accounting principle ...          913        (8,771)       (9,054)      (36,943)
Provision for income taxes ................           --            --            --            --
                                                --------      --------      --------      --------
       Income (Loss) before
         cumulative  effect  of a change in
         accounting principle .............          913        (8,771)       (9,054)      (36,943)
 Cumulative effect of a change in
    accounting principle ..................           --            --        (3,187)           --
                                                --------      --------      --------      --------
       Net Income (Loss) ..................     $    913      $ (8,771)     $(12,241)     $(36,943)
                                                ========      ========      ========      ========
Income (Loss) per share:
Income (Loss) before cumulative
effect of a change in accounting
principle .................................     $    .06      $  (0.52)     $  (0.55)     $  (1.96)
Cumulative effect of a change in
    accounting principle ..................           --            --      $  (0.19)           --
                                                --------      --------      --------      --------
       Net Income (Loss) per share,
         Basic and diluted ................     $    .06      $  (0.52)     $  (0.74)     $  (1.96)
                                                ========      ========      ========      ========
Weighted average common shares
    outstanding ...........................       16,551        16,888        16,551        18,824
                                                ========      ========      ========      ========

IIS Reports Results for Third Quarter 2002
November 14, 2002
Page 5

The following pro forma balance sheet gives effect to the set of transactions consummated on October 15, 2002 as of September 30, 2002 and the impending acquisition of a peer consultancy:

               INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 (In thousands)

                                                             September 30,      Pro Forma               September 30,
                                                                 2002          Adjustments                   2002
                                                             -------------     -----------              -------------
ASSETS                                                        (Unaudited)                                 Pro Forma
Current assets
     Cash and cash equivalents ...........................     $    580           (1,994)    (a)           $    645
                                                                                   2,059     (b)
     Restricted cash .....................................          417              422     (b)                839
     Accounts receivable, net ............................        3,054           (2,481)    (b)                573
     Unbilled revenues on contracts ......................           40                                          40
     Prepaid expenses and other current assets ...........          295               31     (a)                326
                                                               --------                                    --------
        Total current assets .............................        4,386                                       2,423

Property and equipment, net ..............................        4,018              215     (c)              4,233
Goodwill .................................................        4,745              205     (c)              4,950
Other assets .............................................          909                                         909
                                                               --------                                    --------
                                                               $ 14,058                                    $ 12,515
                                                               ========                                    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses ...............     $  6,975           (3,436)    (a)           $  3,599
                 .........................................                            60     (c)
     Current installments of capital lease and
        other obligations ................................        1,700           (1,642)    (a)                 58
     Deferred revenues on contracts ......................          290                                         290
                                                               --------                                    --------
          Total current liabilities ......................        8,965                                       3,947
Note payable to bank .....................................        4,666                                       4,666
Other non-current liabilities ............................          267              963     (a)              1,230
Capital lease obligations, less current installments .....          378             (358)    (a)                 20
                                                               --------                                    --------
          Total liabilities ..............................       14,276                                       9,863
Stockholders' equity (deficit) ...........................         (218)           2,510     (a)              2,652
                                                                                     360     (c)
                                                               --------                                    --------
                                                               $ 14,058                                    $ 12,515
                                                               ========                                    ========

--------------------------------------------------------------------------------

(a) Reflects the comprehensive settlement resulting in the elimination of or reduction of real estate and equipment lease obligations and certain accounts payable for cash and periodic payments over five years.

(b) Reflects the sale of $2,481,000 of accounts receivable in accordance with the terms of the credit facility.

(c) Reflects the impending acquisition of the assets and certain liabilities of an IT consulting firm and the issuance of 750,000 shares of company stock, for pro forma purposes, valued at $.0.48 per share.